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                                                                      Exhibit 15

                 LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re: Regis Corporation Registration Statement on Form S-3

We are aware that our reports dated October 31, 1997 and January 22, 1998 on our reviews of interim financial information of Regis Corporation for the periods ended September 30, 1997 and 1996 and December 31, 1997 and 1996, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997 are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                   /s/  Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
March 30, 1998